Exhibit 10.50
REVISED CASH-SETTLED RESTRICTED STOCK UNIT AGREEMENT

THIS CASH-SETTLED RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made effective as of the grant date set forth below by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Corporation”), and ___________________ (“Executive”).

WHEREAS, Executive has been awarded Restricted Stock Units (“RSUs”) under the Corporation’s 2021 Omnibus Plan (“Plan”).

NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Executive hereby agrees to the following terms and conditions:

1. Grant of RSUs

Executive is hereby granted RSUs as follows:

Date of Grant: _____________, 20__

Vesting Period: Please refer to Section 2 of this Agreement

Total Number of RSUs: _____________

2. Vesting of RSUs

(a) Vesting Conditions. If Executive remains in the continuous employ of the Corporation or a Subsidiary of the Corporation through the date(s) indicated in Column I below, the RSUs will become non-forfeitable (i.e., “vest”) to the extent indicated in Column II below:

(I) (II)
If employment the % of the RSUs
continues through then which vest is

____________, 20___ 100%

[or]

____________, 20___ ___%

[or]

____________, 20___ ___%

[or]

____________, 20___ ___%

[or]

____________, 20___ ___%

[or]

____________, 20__      ___%

Such vesting will occur (to the extent indicated in Column (II) above) at the close of business on the applicable date(s) indicated in Column (I) above. Any RSUs which are not vested on the date of Executive’s termination of employment will be forfeited to the Corporation, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(b) Effect of Voluntary Termination or Termination for Cause or Suicide. If Executive’s employment with the Corporation and its Subsidiaries is terminated: (i) by Executive voluntarily or (ii) by the Corporation or a Subsidiary for Cause or (iii) by Executive’s death due to suicide before all RSUs vest pursuant to the provisions of paragraph 2(a) above, then any RSUs which are not vested at the time of such termination will be forfeited to the Corporation on the date of such termination, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(c) Effect of Death (Other Than by Suicide) or Disability. If Executive’s employment with the Corporation and its Subsidiaries terminates by reason of Executive’s death (other than by suicide) or Disability, then any RSUs which are not vested at the time of such termination will become vested automatically.

(d) Effect of [Retirement or] Leave of Absence. [If Executive’s employment with the Corporation and its Subsidiaries is terminated by reason of Executive’s retirement after attainment of [age __ and __ years of Service] [age __, ][then any RSUs which are not vested at the time of such retirement will become vested automatically][will not be forfeited and will paid to the Executive in accordance with the schedule set forth in Section 2(a) above]. A leave of absence which is approved in writing by the Compensation Committee with specific reference to this Agreement will not be considered a termination of Executive’s employment with the Corporation and its Subsidiaries for purposes of this Section 2 or any other provision of this Agreement.

(e) In the event of a Change of Control (as defined in the Plan), the RSUs will vest immediately upon such Change of Control as provided in the Plan; provided, however, that in the event the RSUs are assumed by the surviving entity in a Change of Control or are equitably converted or substituted in connection with a Change of Control, the vesting of the RSUs shall not be accelerated unless the Executive’s employment is terminated within two years following the effective date of such Change of Control either by the surviving entity without Cause or by the Executive for Good Reason. For purposes of this Agreement, “Cause” shall mean: (i) the willful and continued failure of Executive perform substantially his or her duties with the Corporation or one of its affiliates after a written demand for substantial performance is delivered to Executive by an officer of the Corporation which specifically identifies the manner in which Executive has not substantially performed his or her duties, after which Executive shall have a reasonable amount of time to remedy such failure to substantially perform his or her duties; or (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this Agreement, “Good Reason” shall mean: (i) a material adverse reduction in the Executive’s position, duties or responsibilities, excluding a change in the position or level of officer to whom the Executive reports or a change that is part of a policy, program, or arrangement applicable to peer executives (including peer executives of any successor to the Corporation; (ii) the Corporation’s requiring the Executive to be based at any office or location more than 35 miles from the location where Executive was employed on the effective date of the Change of Control Date or the date which is 120 days prior to the effective date of the Change of Control; or (iii) a material reduction in Executive’s annual base salary, target annual bonus opportunity, or participation in employee benefit plans, as such salary, bonus and plans were in effect on either the effective date of the Change of Control or the date which is 120 days prior to the effective date of the Change of Control (if such earlier date is selected by Executive) unless such reduction is part of a policy, program, or arrangement applicable to peer executives (including peer executives to any successor to Corporation).

(f) No Forfeiture of Vested RSUs. Any RSUs which vest pursuant to the preceding provisions of this Section 2 will not thereafter be forfeited.

3. Settlement of RSUs

Upon vesting of the RSUs, the Executive (or his representative) shall receive a cash payment equal to the Fair Market Value of one share of the Corporation’s Common Stock for each RSU that vests on such vesting date as soon as practicable following such vesting date, subject to the terms and conditions of this Agreement and the Plan including the withholding of applicable taxes.

4. Transfer of RSUs

Unless otherwise permitted by the Committee, the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to a will or the laws of descent and distribution. Any attempted disposition in violation of this Agreement and the Plan shall be void.

5. Status of Executive

The Executive shall not be, or have rights as, a stockholder of the Corporation with respect to any of the shares of Common Stock subject to the RSUs unless such RSUs have vested, and shares underlying the RSUs have been issued and delivered to him or her. The Corporation shall not be required to issue or transfer any certificates for shares of Common Stock upon vesting of the RSUs until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

6. Dividend Equivalents

The RSUs will be credited with dividend equivalents equal to amount of cash dividend payments that would have otherwise been paid if the shares of the Corporation’s Common Stock represented by the RSUs (including deemed reinvested additional shares attributable to the RSUs pursuant to this paragraph) were actually outstanding. These dividend equivalents will be deemed to be reinvested in additional shares of the Corporation’s Common Stock determined by dividing the deemed cash dividend amount by the Fair Market Value (as defined in the Plan) of a share of the Corporation’s Common Stock on the applicable dividend payment date. Such credited amounts will be added to the RSUs and will vest or be forfeited in accordance with Section 2 based on the vesting or forfeiture of the initial RSUs to which they are attributable. In addition, the RSUs will be credited with any dividends or distributions that are paid in shares of the Corporation’s Common Stock represented by the RSUs and will otherwise be adjusted by the Committee for other capital or corporate events as provided for in the Plan.

7. Nonsolicitation and Confidentiality Covenants.

By signing this Agreement, Executive agrees to the nonsolicitation and confidentiality covenants set forth in (a), (b), (c) and (d) below.

(a) Nonsolicitation of Customers. Executive agrees that, for a period of twelve (12) months following his or her separation of employment with the Corporation, Executive will not, directly or by assisting others, solicit, attempt to solicit, call upon, divert, or initiate contact or communication with any Restricted Customer for the purpose of selling or providing, or attempting to sell or provide, any service or product competitive or potentially competitive with any product or service sold or provided by the Corporation at any time during the period of two years immediately preceding Executive’s separation of employment. As used herein, "Customer" shall mean a person or entity (i) to whom the Corporation has sold or provided products or services in connection with the Corporation’s business; or (ii) who the Corporation has actively solicited for the purpose of selling or providing products or services in connection with its business. As used herein, "Restricted Customer" shall mean any Customer (A) with whom Executive communicated on behalf of the Corporation; (B) whose dealings with Corporation Executive coordinated or supervised during his or her employment with the Corporation; (C) about whom Executive obtained confidential information in the ordinary course of business as a result of his or her association with the Corporation; or (D) who receives or received products or services authorized by the Corporation, the sale or provision of which results or resulted in compensation, commissions, or earnings for Executive within the two-year period prior to Executive’s separation of employment; provided, however, that such definition shall not apply to a Customer who expressly terminates his, her or its relationship with the Corporation prior to any communication or solicitation prohibited hereunder.

(b) Nonsolicitation of Employees. For a period of twelve (12) months following Executive’s separation of employment, Executive agrees that he or she will not, directly or indirectly, hire, attempt to hire, solicit, or otherwise attempt to employ in any capacity, whether as an employee, independent contractor, consultant, or otherwise, and whether temporary or permanent, full-time or part-time, any employee of the Corporation, its affiliates or subsidiaries without the prior written permission of the Corporation.

(c) Confidentiality. Executive agrees to hold in confidence at all times after the date hereof all Trade Secrets, and shall not disclose, publish or make use at any time after the date hereof the Trade Secrets without the prior written consent of the Corporation. Executive also agrees that for the period beginning on the date of this Agreement and ending on Executive’s separation of employment with the Corporation, and for a period of two (2) years thereafter, Executive will hold in confidence all Confidential Information and will not disclose, publish or make use of Confidential Information without the prior written consent of the Corporation. For the purposes of this Agreement, “Confidential Information” shall mean any data or information, other than Trade Secrets, that is valuable to the Corporation or any of its subsidiaries or affiliates (hereinafter the “Synovus Companies”) and not generally known to competitors of the Synovus Companies. “Trade Secrets” shall mean information belonging to or hereafter acquired by any of the Synovus Companies, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Agreement, the term Trade Secrets shall not include information that Executive can show by competent proof (i) was known to Executive and reduced to writing prior to disclosure by any of the Synovus Companies (but only if Executive promptly notifies the Corporation of Executive’s prior knowledge); (ii) was generally known to the public at the time any of the Synovus Companies disclosed the information to Executive, (iii) became generally known to the public after disclosure by any of the Synovus Companies through no act or omission of Executive; or (iv) was disclosed to Executive by a third party having a bona fide right both to possess the information and to disclose the information to Executive.

(d) Injunctive Relief. By reason of the foregoing, Executive agrees that any breach of the nonsolicitation and confidentiality obligations contained in this Agreement will result in irreparable harm to the Corporation and its business, such that Corporation shall be entitled to an injunction enforcing said covenants in the event of Executive’s breach or threatened breach, in addition to such other damages and remedies available to the Corporation at law or equity. If Executive has executed another nonsolicitation agreement with the Corporation, the terms of that agreement are incorporated herein by reference and shall remain in full force and effect. In the event of a conflict between the terms of this Agreement and the other nonsolicitation agreement, the more restrictive terms shall control.

8. General Provisions

(a) Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Compensation Committee, whose decisions will be final, conclusive and binding on the Corporation, on Executive and on anyone claiming under or through the Corporation or Executive. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the RSUs to be forfeited pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Compensation Committee. By accepting the transfer of RSUs, Executive irrevocably consents and agrees to the terms and conditions set forth in this Agreement and to all actions, decisions and determinations to be taken or made by the Compensation Committee in good faith pursuant to the terms and conditions set forth in this Agreement.

(b) Withholding. The Corporation will have the right to withhold from any payments to be made to Executive (whether under this Agreement or otherwise) any taxes the Corporation determines it is required to withhold with respect to Executive under the laws and regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, in connection with this Agreement, including, without limitation, taxes in connection with the transfer of RSUs or the lapse of restrictions on RSUs. Failure to submit any such withholding taxes shall be deemed to cause otherwise lapsed restrictions on RSUs not to lapse.

(c) Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Executive’s rights under this Agreement will be exercisable during Executive’s lifetime only by Executive or by Executive’s guardian or legal representative.

(d) Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Corporation, its successors and assigns, including any assignee of the Corporation and any successor to the Corporation by merger, consolidation or otherwise, and Executive, Executive’s heirs, devisees and legal representatives. In addition, the terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of Fidelity and its successors and assigns.

(e) No Employment Rights. No provision of this Agreement or the Plan will be deemed to confer upon Executive any right to continue in the employ of the Corporation or a Subsidiary or will in any way affect the right of the Corporation or a Subsidiary to dismiss or otherwise terminate Executive’s employment at any time for any reason with or without cause, or will be construed to impose upon the Corporation or a Subsidiary any liability for any forfeiture of RSUs which may result under this Agreement if Executive’s employment is so terminated.

(f) No Liability for Good Faith Business Acts or Omissions. Executive recognizes and agrees that the Compensation Committee, the Board, or the officers, agents or employees of the Corporation and its Subsidiaries, in their oversight or conduct of the business and affairs of the Corporation and its Subsidiaries, may in good faith cause the Corporation or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the RSUs from vesting. No provision of this Agreement will be interpreted or construed to impose any liability upon the Corporation, a Subsidiary, the Compensation Committee, Board or any officer, agent or employee of the Corporation or a Subsidiary, for any forfeiture of RSUs that may result, directly or indirectly, from any such action or omission.

(g) Recapitalization. In the event that Executive receives, with respect to RSUs, any securities or other property (other than cash dividends) as a result of any stock dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such securities or other property received by Executive will likewise be held by Fidelity and be subject to the terms and conditions set forth in this Agreement and will be included in the term “RSUs.”

(h) Appointment of Agent. By accepting the transfer of RSUs, Executive irrevocably nominates, constitutes, and appoints Fidelity as Executive’s agent for purposes of surrendering or transferring the RSUs to the Corporation upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Executive’s death. In addition, it is intended as a durable power and will survive Executive’s disability.

(i) Legal Representative. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to Executive’s heirs or devises.

(j) Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

(k) Plan Governs. The RSUs are being transferred to Executive pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Corporation. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.

(l) Clawback Policy. Pursuant to Article 19 of the Plan, the RSUs are subject to any compensation recoupment policy adopted by the Corporation and are also subject to recovery under any applicable law, government regulation or stock exchange listing requirement.

(m) Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.

(n) Amendment; Modification; Wavier. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Compensation Committee and shall be agreed to in writing, signed by Executive and by an officer of the Corporation duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

(o) Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Corporation is incorporated, without giving effect to the principles of conflicts of law of that state.

The Corporation has issued the RSUs in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Executive hereby agrees to the foregoing terms and conditions of the RSUs.

IN WITNESS WHEREOF, Executive has set Executive’s hand and seal, effective as of the date and year set forth above.